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                                      [LOGO OF METROPOLITAN INSURANCE COMPANIES]

METROPOLITAN LIFE INSURANCE COMPANY

Board of Directors

The regular monthly meeting of the Board of Directors was held at the Home office of the Company on September 27, 1983 at 1:30 p.m.

All Directors were present:

Joan Ganz Cooney        Melvin R. Laird        John B. M. Place        Roll
Theodore Cooper         Charles F. Luce        L. Edmund Rast
John J. Creedon         Richard J. Mahoney     Robert G. Schwartz
William J. De Lancey    W. Earle McLaughlin    Richard R. Shinn
Lewis W. Foy            Allen E. Murray        Donald B. Smiley
James R. Houghton       Martha E. Peterson     William S. Sneath
George E. Johnson                              Elmer B. Staats

Also in attendance: Philip Briggs, Glen E. Coverdale, J. Pierre Maurer, Stewart G. Nagler, and Donald A. Odell, Executive Vice-Presidents; J. Austin Lyons, Jr., Senior Vice-President and General Counsel; Theodossios Athanassiades, Senior Vice-President; Harry P. Kamen, Vice-President, Secretary and Associate General Counsel; Pauline Wittenberg, Assistant Secretary.


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Board of Directors - September 27, 1983


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Senior Vice-President Theodossios Athanassiades reported on the proposed      Combination
introduction of a combination annuity product which, together with expanded   Annuity
channels for its distribution, should help better penetrate various           Product
tax-qualified markets. Mr. Athanassiades said that some of the components of this annuity product will be funds which must be registered with the
Securities and Exchange Commission and, therefore, need Board approval.

Mr. Athanassiades said that the tax-qualified markets at which the new product is aimed include teachers, self-employed individuals (Keogh Plans), small-size corporate plans and public employees deferred compensation, and that these markets currently account for about $15 to $20 billion of new money annually. He said that the markets are expected to grow at a fast pace because of both demographic trends and expected governmental programs to encourage savings. He noted that all other financial intermediaries are active in these markets. Mr. Athanassiades stated that the flexibility of the new product is the key to its success and described the four investment choices which will be offered, as well as the provisions which will allow contractholders to allocate and transfer assets among the different funds. He said that the product will be distributed by Metropolitan's regular Pensions field force, as well as by a network of casualty and securities
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Board of Directors - September 27, 1983

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Combination   brokers. He then reviewed the financial projections for the product which
Annuity       had been provided to the Directors and said that early financial results
Product       will be monitored very closely.
(contd.)
              In response to questions from the Directors, the Chairman of the Board described various aspects of the product. The President noted that its distribution through a network of brokers was an important new venture for
              Metropolitan and added that alternate distribution systems for other
              Metropolitan products were also being looked at. He said that reports to the Board on these other efforts would be made in due course.

              ON MOTION, it was resolved that the proper officers of this Company be and they hereby are authorized and directed to prepare fixed and variable annuity contracts (the "Contracts") to be designed for use in the tax-favored markets and that this Company be, and it hereby is, authorized to issue such Contracts and such other forms which relate thereto, all as may be approved by the proper officers of this Company; such authority shall include, without limitation, registering any of the Contracts (which may be in an indefinite amount) from time to time under the Securities Act of 1933, as amended, and taking all other actions necessary or desirable, as may be advised by counsel, in order that such proposed issue and sale of the
              Contracts may comply with or obtain exemptions from the requirements of the
              Investment Company Act of 1940, as amended, (the "1940 Act") and the
              Securities and Exchange Act of 1934, as amended, and all other applicable federal, state and local laws and regulations.

Met.Life      That two new separate accounts, to be designated "Metropol itan Life Separate
Separate      Account E" and "Metropolitan life Separate Account F" be, and hereby are,
Account E     established pursuant to Section 227 of the Insurance law of the State of
              New York.
Met.Life
Separate      That the proper officers are authorized to use Metropolitan life Separate
Account F     Account E and F for the purpose of funding the variable portion of any of the Contracts and are authorized to invest the assets of those separate accounts in the securities issued by the Metropolitan Series Fund, Inc., any other investment company registered under the Investment Company Act of
              1940, as amended, or in such other assets as the proper officers may designate, and to register either or both of those separate accounts as unit investment trusts or otherwise under the 1940 Act.

              That the proper officers of this Company be, and they hereby are, authorized and directed to prepare and cause to be executed and filed with the
              Securities and Exchange Commission under the Securities Act of 1933, one or more Registration Statements on Form S-6 covering the registration under the
              Securities Act of 1933 of a proposed offering of Contracts, all with the understanding that prior to the effectiveness of any such Registration
              Statement, it or one of the amendments thereof, including a complete
              Prospectus, will be submitted to the Board for approval or ratification.

              That the signature of any director or officer required by law to affix his or her signature to such Registration Statement or Statements, or to any
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Board of Directors - September 27, 1983

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amendments thereof, may be affixed by said director or officer personally,     Combination
or by any attorney in fact duly constituted in writing by said director or     Annuity
officer to sign his or her name thereto.                                       Product
                                                                                (contd.)
That the proper officers of this Company be, and they hereby are, authorized from time to time to prepare and cause to be executed and filed such amendments to such Registration Statement or Statements as may be approved by counsel and as the officers executing the same may deem necessary or desirable. That J. Austin Lyons, Jr., Senior Vice-President and General
Counsel of this Company, be and hereby is constituted and appointed agent for service of process for this Company to receive notices and communications from the Securities and Exchange Commission with respect to such Registration Statement or Registration Statements and to exercise the powers given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

That the proper officers of this Company be, and they hereby are, authorized, in the name and on behalf of this Company, to do or cause to be done all things necessary or proper, or which may be deemed by them or any of them requisite or expedient or which may be advised by counsel in order to carry out the purposes and intent of the foregoing resolutions adopted at this meeting.
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Board of Directors - September 27, 1983


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ON MOTION,

     Adjourned.

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                                                                [ILLEGIBLE]
                                                             Assistant Secretary